Exhibit 32.1

CERTIFICATIONS

In connection with the Quarterly Report of CNX Gas Corporation (the “Registrant”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicholas J. DeIuliis, President and Chief Executive Officer (principal executive officer) of the Registrant, certify that to my knowledge, based upon a review of the Report:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 4, 2008

/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis
President, Chief Executive Officer